SHARES                           FIRETECTOR INC.                    PROXY NO.
                  262 Duffy Avenue, Hicksville, New York 11801

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Daniel S. Tamkin and Dennis P. McConnell as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below and on the reverse hereof, all shares of common stock of Firetector Inc. ("Firetector") held of record by the undersigned on January 28, 1998 at the annual meeting of stockholders of Firetector to be held on March 26, 1998 or any adjournments thereof. The undersigned hereby revokes any proxies heretofore given to vote said shares.

     The undersigned hereby acknowledges receipt of Firetector's Annual Report for 1997 and of the Notice of Annual Meeting of Stockholders and attached Proxy Statement dated January 28, 1998.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

                    Please sign exactly as your name appears to the left hereof. When signing as corporate officer, partner, attorney, administrator, trustee or guardian, please give your full title as such.


                    Dated       , 1998


                                              Authorized Signature
                                              Title
     Please mark boxes on reverse hereof in blue or black ink. Please date, sign and return this Proxy Card promptly using the enclosed envelope.
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1. Election of Directors.  For all nominees           Withhold Authority
                                              ----                         ----
                           listed below (except as    to vote for all nominees
                           marked to the contrary     listed below
                           below)

     (Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name below.)

                   Daniel S. Tamkin              Dennis P. McConnell
                   Henry Schnurbach              Joseph Vitale
                   John A. Poserina

2. To ratify the appointment of Moore Stephens, P. C. as independent public accountants for Firetector for the fiscal year ending September 30, 1998.

For              Against              Abstain
       ----                ----                 ----